As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-87778

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-2703799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Prudential Plaza

751 Broad Street

Newark, New Jersey 07102

(Address of Principal Executive Offices)

THE 2002 PRUDENTIAL FINANCIAL STOCK PURCHASE

PROGRAM FOR ELIGIBLE EMPLOYEES OF PRUDENTIAL

SECURITIES INCORPORATED PARTICIPATING IN VARIOUS

PRUDENTIAL SECURITIES INCORPORATED PROGRAMS

(Full title of the Plan)

John M. Liftin

Senior Vice President and General Counsel

Prudential Financial, Inc.

Prudential Plaza

751 Broad Street

Newark, New Jersey 07102

(973) 802-7001

(Name, address and telephone number of agent for service)

DEREGISTRATION OF SECURITIES

On May 8, 2002, Prudential Financial, Inc. (“Prudential”) filed a registration statement on Form S-8 No. 333-87778 (the “2002 S-8”) registering 12,775,000 shares of Prudential’s common stock, par value $.01 per share (“Common Stock”), for issuance by Prudential under The 2002 Prudential Financial Stock Purchase Program for Eligible Employees of Prudential Securities Incorporated Participating in Various Prudential Securities Incorporated Programs (the “2002 Program”). As of the date hereof, fewer than 2,000,000 shares of Common Stock have been issued under the 2002 S-8 in respect of the 2002 Program. Prudential hereby amends the 2002 S-8 to deregister 10,775,000 shares of Common Stock that remain unissued pursuant to the 2002 S-8.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-87778 a to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey on the 28th day of March, 2003.

PRUDENTIAL FINANCIAL, INC.

By:	/s/ MARK B. GRIER
Mark B. Grier Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-87778 has been signed by the following persons in the capacities indicated on this 28th day of March, 2003.

Name	Title

* Arthur F. Ryan	Chairman, Chief Executive Officer, President and Director

* Richard J. Carbone	Chief Financial Officer (Principal Financial Officer)

* Anthony S. Piszel	Controller

* Franklin E. Agnew	Director

* Frederic K. Becker	Director

* Gilbert F. Casellas	Director

* James G. Cullen	Director

* Allan D. Gilmour	Director

* William H. Gray, III	Director

* Jon F. Hanson	Director

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Name	Title

* Glen H. Hiner	Director

* Constance J. Horner	Director

* Burton G. Malkiel	Director

* Ida F. S. Schmertz	Director

* Richard M. Thomson	Director

* James A. Unruh	Director

* Stanley C. Van Ness	Director

*By:	/s/ MARK B. GRIER
Mark B. Grier Attorney-in-Fact

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